Exhibit 10.6

INSIGHT DIGITAL PARTNERS II

17 State Street, Suite 4000
New York, NY 10004

October 28, 2025

Insight Digital Partners Sponsor LLC
17 State Street, Suite 4000

New York, NY 10004

Re: Administrative Services and Indemnification A greement

Ladies and Gentlemen:

This administrative services and indemnification agreement (this “Agreement’) by and between Insight Digital Partners II (the “Company”) and Insight Digital Partners Sponsor LLC (the “Sponsor”), dated as of the date hereof, will confirm our agreement that, commencing on the date the securities ofthe Company are first listed on The Nasdaq Global Market (the “Listing Date”), pursuant to a Registration Statement on Form S-1 and prospectus filed with the U.S. Securities and Exchange Commission (the “Registration Statement”) and continuing until the earlier of the consummation by the Company of an initial business combination (“Business Combination”) or the Company’s liquidation (in each case, as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”):

(i) Sponsor shall make available, or cause to be made available, to the Company, at 17 State Street, Suite 4000, New York, NY 10004 (or any successor location), certain office space and administrative support services as may be reasonably required by the Company. In exchange therefor, the Company shall pay Sponsor the sum of up to $30,000 per month on the Listing Date and continuing monthly thereafter until the Termination Date;

(ii) Sponsor hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind as a result of, or arising out of, this letter agreement (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public shareholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”) as a result of, or arising out of, this letter agreement, and hereby irrevocably waives any Claim it may have in the future, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever; and

(iii) The Company agrees to indemnify and hold harmless the Sponsor and its directors, officers, employees, principals, managers, partners, members, shareholders, equityholders, control persons, affiliates, agents, advisors, consultants and representatives (the “Indemnitees”) from any claims, losses, liabilities, obligations, causes of action, proceedings (whether pending or threatened), investigations, damages, awards, settlements, judgments, decrees, fees, costs, penalties, amounts paid in settlement or expenses (including interest, assessments and other charges in connection therewith and reasonable fees and disbursements of attorneys and other professional advisors and costs of suit) arising out of or relating to any pending or threatened claim, action, suit, proceeding or investigation against any ofthem or in which any of them may be a participant or may otherwise be involved (including as a witness) that arises out of or relates to (i) the initial public offering of the Company’s securities or the Company’s operations or conduct of its business (including, for the avoidance of doubt, a Business Combination), or (ii) any claim against the Sponsor alleging any expressed or implied management or endorsement by the Sponsor of any activities of the Company or any express or implied association between the Sponsor, on the one hand, and the Company or any of its affiliates, on the other hand. The Indemnitee will promptly notify the Company in writing of any indemnified claim provided that failure or delay to give such notice shall not relieve the Company of its indemnification obligations hereunder. The Company will, at its expense, undertake the defense of such claim with attorneys of its own choosing reasonably satisfactory in all respects to such lndemnitee, subject to the right of such lndemnitee to undertake such defense as hereinafter provided. An Indemnitee may participate in such defense with counsel of such Indemnitee’s choosing at the expense of the Company. In the event that the Company does not undertake the defense of any claim within a reasonable time after such Indemnitee has given the notice thereof, or in the event that such Indemnitee shall in good faith determine that the defense of any claim by the Company is inadequate or may conflict with the interest of any Indemnitee, such Indemnitee may, at the expense of the Company and after giving notice to the Company of such action, undertake the defense of the claim and compromise or settle the claim, all for the account of and at the risk of the Company. The Company shall pay all costs and expenses (including, without limitation, attorneys’ fees and costs of experts) incurred by the lndemnitee in connection with Indemnitee’s defense of any such claim promptly (and in any event within 10 days) after receipt of any statement therefor. In the defense of any claim against an Indemnitee, the Company shall not, except with the prior written consent of such lndemnitee, consent to entry of any judgment or enter into any settlement that includes any injunctive or other non-monetary relief or any payment of money by such Indemnitee, or that does not include as an unconditional term thereof the giving by the person or persons asserting such claim to such Indemnitee of an unconditional release from all liability on any of the matters that are the subject of such Claim and an acknowledgement that such Indemnitee denies all wrongdoing in connection with such matters. The Company shall not be obligated to indemnify an Indemnitee against amounts paid in settlement of a claim if such settlement is effected by such lndemnitee without the prior written consent of the Company, which shall not be unreasonably withheld or delayed. If the indemnification provided for in this paragraph is for any reason not available to an lndemnitee as a matter of law in respect of any losses, claims, damages or liabilities referred to herein, then, in lieu of indemnifying such Indemnitee therefor, the Company shall contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages or liabilities (and expenses relating thereto) (a) in such proportion as is appropriate to reflect the relative benefits to the Indemnitee, on the one hand, and the Company, on the other hand, of the subject matter of this Agreement or (b) if the allocation provided by clause (a) above is not available, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (a) but also the relative fault of each of such Indemnitee and the Company, as well as any other relevant equitable considerations. Notwithstanding anything to the contrary set forth herein or otherwise, the Company acknowledges and agrees that each Indemnitee shall be an express third-party beneficiary of the provisions of this paragraph 2 and any related provision hereof that is or may extend rights to such Indemnitee. For the avoidance of doubt, the Company’s indemnification obligations contained in this paragraph (iii) shall survive the Company’s consummation of a Business Combination.

This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York for agreements made and to be wholly performed within such state, without regards to the conflicts of laws principles thereof.

[Signature Page Follows]

Very truly yours,

INSIGHT DIGITAL PARTNERS II

By:	/s/ Michael Singer
	Name:	Michael Singer
	Title:	Chief Executive Officer

AGREED AND ACCEPTED BY:

INSIGHT DIGITAL PARTNERS SPONSOR LLC

By:	/s/ Michael Singer
	Name:	Michael Singer
	Title:	Managing Member

[Signature Page to Administrative Services and Indemnification Agreement]

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